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                                                                  EXHIBIT 10.34


                             EMPLOYMENT AGREEMENT


         This Agreement is made as of _____ 1996, by and between Patricia E. Hart ("Employee") and Multicom Publishing, Inc., a Washington corporation ("Employer").

                                   BACKGROUND

         A. Employer is in the business of developing and selling multimedia products for the consumer and other markets in all formats and delivery media, and providing multimedia production services in general.

         B. Employer desires to employ Employee, and Employee desires to be employed by Employer, on the terms and conditions of this Agreement.

                                   AGREEMENT

         1. Employment. Employer agrees to employ Employee as Vice President and General Counsel, and Employee accepts such employment, on the terms and conditions of this Agreement.

         2. 30-Day Notice; At-Will Employment. The term of this Agreement shall begin on August 26, 1996 and shall continue so long as Employee is employed by Employer. Employee shall be entitled to thirty (30) days' notice (with continuing compensation) of termination, except if termination is for cause. EMPLOYEE SHALL PROVIDE EMPLOYER WITH THIRTY (30) DAYS' NOTICE PRIOR TO TERMINATING THIS CONTRACT, OTHERWISE EMPLOYEE WILL BE DEEMED TO BE IN BREACH OF THIS CONTRACT. Some provisions of this Agreement shall survive Employee's termination. See paragraph 12.

         EMPLOYEE UNDERSTANDS AND AGREES: (1) THAT HIS/HER EMPLOYMENT WITH EMPLOYER IS AT-WILL EMPLOYMENT, AND MAY BE TERMINATED AT ANY TIME FOR ANY REASON, IN THE DISCRETION OF THE OFFICERS OF EMPLOYER, UPON THIRTY (30) DAYS' NOTICE THEREAFTER; (2) THAT EMPLOYER IS A START-UP COMPANY, AND CAN ONLY EMPLOY EMPLOYEE ON AN AT-WILL BASIS; (3) THAT NO REPRESENTATIVE OF EMPLOYER HAS MADE ANY CONTRARY REPRESENTATIONS OR PROVISIONS, AND IF SUCH REPRESENTATIONS OR PROVISIONS ARE MADE, EMPLOYEE SHALL IMMEDIATELY REPORT THEM IN WRITING TO THE CHAIRMAN AND CEO OF EMPLOYER.





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         3.      Duties.  Employee shall serve as General Counsel.  Such duties shall include, but not be limited to, those outlined in the attached job description. Employee shall report to the Chairman and CEO of Employer and will be a member of Employer's executive committee. Employee's supervisor and Employer's Chairman and CEO may from time to time enlarge or curtail the responsibilities and duties to be performed by Employee. Employer and Employee agree that Employee's duties shall not require that Employee, and Employee shall not, disclose to any officer or employee of Employer any confidential or proprietary information concerning any of Employee's former employers.

         4. Extent of Services. Employee shall devote the Employee's entire work time and attention to the business of Employer. During the time of Employee's employment, Employee shall not engage in any other business activity, regardless of whether such activity is engaged in for gain or profit without prior written consent of the Chairman and CEO.

         5. Compensation. For services rendered by Employee pursuant to this Agreement, Employer shall pay to Employee, and Employee agrees to accept the following:

                 a. An initial annual salary in the One Hundred and Ten Thousand Dollars ($110,000) payable in installments according to Employer's customary pay schedule;

                 b. Participation in all health plans adopted by Employer, subject to the eligibility and other terms of such plans.

                 c. Salary and all other cash payments shall be subject to withholding, other applicable taxes and all other lawful deductions. If upon termination of Employee's employment there are any amounts owed by Employee to Employer, Employee authorizes Employer to deduct such amounts from Employee's final paycheck(s).

                 d. Employee's salary and other compensation shall be reviewed, and adjusted if necessary, at the time of Employee's semi-annual review in June of each year.

                 e. Employee shall be eligible for an initial annual bonus of Sixteen Thousand and Five Hundred Dollars ($16,500), generally payable in quarterly installments based upon satisfactory achievement of MBOs.

                 f. Employer shall pay for monthly parking of the Employee.




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         6.               Other Employee Benefit Plans.  Employee shall be
entitled to participate in any benefit plans provided by Employer for all of its employees, subject, however, in all cases to the eligibility and other terms of such plans.

         7. Agreement Not to Disclose. Employee shall not, either during the time of his employment by the Employer or at any time after Employee shall leave the employ of the Employer for any reason whatsoever, use, reproduce, copy or disclose, directly or indirectly, Confidential Information to any other person, firm, partnership, corporation or any other entity, other than in the discharge of the duties of Employee under this Agreement. For purposes of this Agreement, "Confidential Information" shall mean know-how, trade secrets and confidential and proprietary technical, business and financial information, personnel, sales and statistical data, information concerning Employer's and Customer's products and services, plans for future development, computer programs and information with respect to various techniques, procedures, processes and methods and any other confidential or proprietary information obtained, learned or created by Employee in carrying out the business of Employer, or its affiliates, or its duties under this Agreement during his employment by Employer whether prior to or after the date of this Agreement (and any continued employment), other than information which has become public other than by a breach of this Agreement. Confidential Information shall also include any patents, trademarks, data, knowledge, ideas, concepts, creations, sketches, process, specifications, schematics, source code, object code, technology or other information relating to:

                 a. The business, operations or internal structure of Employer or its affiliates;

                 b.               The Customers of Employer;

                 c. The products and services offered, carried, bought or sold by Employer;

                 d. The past, present or future research done by Employer respecting the business or operations of Employer, such as analyses, systems, flow charts, programs, techniques, or any other matters concerning any work done by Employer, whether for purposes of developing existing products or future products;

                 e. Employee's work performed for Employer, or any Customer of Employer; or




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                 f.               Any method or procedure (such as records,
programs, systems, correspondence or other documents), relating or pertaining to projects developed by Employer or contemplated by Employer to be developed for its past, present or actively solicited Customers.

         8. Protection from Disclosure. Employee understands and agrees that all Confidential Information, and all media containing Confidential Information, whether or not authorized by Employer, are the sole and proprietary property of Employer and includes Employer's legally protected trade secrets.

                 a. Upon leaving the employ of Employer for any reason whatsoever, Employee shall surrender and deliver to Employer all documents, correspondence, manuals, programs, reports, tapes, photographs, listings and any other data, of any type whatsoever, and any copies thereof, emanating from Employer or any of its agents, servants, employees, suppliers, and existing or potential customer (including Employee), that came into Employee's possession, by any means whatsoever, during the course of employment.

                 b. In accordance with Employer's obligation to preserve and protect Confidential Information and recognizing that Employee's use or disclosure of Company's Confidential Information would be inevitable if Employee were to be hired by a competitor of Employee, Employee hereby agrees not to seek or accept employment (or a contracting or consulting relationship) with a Customer or Competitor of Company during the terms of Employee's employment, and for a period of six months after the termination of Employee's employment with the Company.

                 c. As used in this Agreement, the term "Customer of Employer" means any supplier of media or services to Employer or any purchaser of media, products or services from Employer during the term of this Agreement, or whom Employer or any of its employees, officers or agents solicited for such purposes during the time Employee is employed by Employer. "Competitor of Employer" means any person or organization engaged in the production or sale of consumer-oriented optical/digital products directly competitive (i.e. with products in the home, family, lifestyle or reference market) with any product or service produced or sold by Employer.


         9. Intellectual Property Rights. Employee further agrees that:

                 a. All work produced by Employee pursuant to or related to this Agreement, pursuant to or related to Employer's products, and pursuant to or related to Employer's services for its Customers, whether or not produced by Employee at Employer's offices, whether produced solely by Employee or jointly with any other person or persons, whether or not produced during normal business hours, and whether or not produced by Employee (or any other employee, contractor, officer or agent of Employer) at the direction of Employee's supervisor (or any other employee, contractor, officer or agent of Employer) (such work shall be known hereinafter as "Work Product;" it shall not include any product of Employee's efforts not related in any way to the Employee's duties or Employer's business, and which are produced on Employee's free time not using any Company assets, personnel, or resources of any kind) is, and shall be, a work for hire within the meaning of




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the trademark, patent, trade secret and copyright laws of the United States, any country and all applicable state and local laws, and shall be the sole and exclusive property of Employer.

                 b. Employee has no right of any kind in the Work Product, and if Employee ever has or had any rights in the Work Product, Employee hereby assigns to Employer any and all rights Employee has or may have in such Work Product, including but not limited to the right to claim or register any patent, trademark or copyright of such Work Product for any purpose anywhere in the world; or the right to license the Work Product, the right to claim or collect a sales price, royalties, license fees, or any other revenue from such Work Product; the right to claim infringement of any such rights, including the right to bring an action, collect damages and costs and obtain injunctive relief; the right to sell or assign the foregoing rights; and the right to incorporate the Work Product in any product or service of Employer or anyone else.

                 c. Employer shall have all the rights in and to the Work Product described above in subparagraph (b), without limit and to be exercised in Employer's sole and absolute discretion. Employee shall promptly and completely cooperate with Employer in Employer's exercise of such rights anywhere in the world, including executing any and all applications, registrations and documents, and providing any necessary instruction, information, demonstration, testimony or analysis. Employee's obligations under this paragraph shall continue beyond the termination of Employee's employment for any reason whatsoever, but in such case Employer shall compensate Employee at a reasonable rate for time actually spent at Employer's request for such assistance.

         10. Remedy. Employee agrees and acknowledges that a violation of any of the covenants contained in paragraphs 7, 8 and 9 will cause immediate and irreparable injury to Employer and to its successors and assigns and it is and will be impossible to estimate and determine the damage that will be suffered by the Employer and its successors and assigns in the event of a breach by Employee of any such covenant. Employee further agrees that Employer shall be entitled to an injunction restraining any further violation of such covenants or covenants by Employee, her employers, employees, partners, agents or other associates or any of them, such right to injunctive relief is cumulative and in addition to whatever other remedies Employer or its successors or assigns may have.

         11. Survival. The provisions of paragraphs 8 through 10 of this Agreement shall survive termination of Employee's employment for any reason whatsoever.

         12. Savings Clause and Severability. All provisions of this Agreement are severable and if any of them are determined to be invalid or unenforceable for any reason, the remaining provisions and portions of this Agreement shall be unaffected thereby and shall remain in full force to the fullest extent permitted by law. Without limiting the foregoing sentence, it is specifically agreed with regard to each of the covenants in this Agreement that they are severable and if any of them are held invalid or unenforceable by reason of length of time or activity covered, or any combination thereof, or for any other reason, any such covenant shall be




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adjusted or reduced to the extent necessary to cure any invalidity and to protect the interests of Employer to the fullest extent of the law.

         13. Termination for Cause. This Agreement and Employee's employment hereunder may be terminated immediately, without the advance notice specified in paragraph 2 hereof (or any renewal period) at any time by Employer for cause, in which case all obligations of Employer under this Agreement shall cease immediately. For purposes of this Agreement, "Cause" shall mean violation by Employee of any of the provisions of this Agreement, dishonest, insubordinate or disloyal conduct by Employee, conviction of Employee for a felony or a crime of moral turpitude, or failure of Employee to perform his assigned duties.

         14. Payment of Continuing Compensation. Employee shall be entitled to a lump sum payment equaling twelve months of Employee's base salary and one year's continued health and life insurance benefits and all unvested employee options would immediately vest should there be a "Transfer of Control" and the Employee is terminated or Employee terminates his/her employment for Good Reason within twelve months of that Transfer of Control. "Transfer of Control" for purposes of this agreement shall mean a transaction in which:

                 (i) all or substantially all of Employer's assets are sold to an entity and the majority of the equity interest in such entity is not owned or controlled by Paul or Tamara Attard or their affiliates;

                 (ii) a merger of Employer and another entity, following which a party other than Paul and Tamara Attard (or their affiliates) owns a greater voting percentage interest in the surviving entity than the combination of Paul and Tamara Attard and their affiliates; or

                 (iii) a transaction or series of transactions in which a party other than Paul and Tamara Attard (or their affiliates) acquires a majority of the voting stock in Employer.

"Good Reason" for purposes of this agreement shall mean termination by Employee due to:

                 (i) a material reduction in Employee's position (status, offices, titles or reporting requirements), authorities, duties or responsibilities;

                 (ii) a reduction in Employee's annual base salary or annual bonus, other than a reduction comparable to reductions generally applicable to similarly situated employees of Employer imposed as part of a company wide cost-savings initiative; or

                 (iii) a requirement for Employee to move his/her principal office in excess of 30 miles from the present location of Employer's San Francisco office."





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provided, however, that such continuing salary and benefits shall terminate immediately upon the date that Employee accepts full time work, by employment, consulting, contracting or otherwise.

         15. Notices. Any notice and other communications required or permitted to be given by this Agreement shall be in writing and shall be delivered in person or by registered or certified mail, return receipt requested, postage and fees prepaid. Notice by mail to Employee shall be sent to the last known residence address in the records of Employer and notice by mail to the Employer shall be sent as follows:

                 Attn: Tamara L. Attard
                 Multicom Publishing Inc.
                 1100 Olive Way, Suite 1250
                 Seattle, WA  98101

All notices under this Agreement shall be deemed to be given when received if delivered in person if posted in the mail, three days after such posting.

         16. Successors. This Agreement shall bind and inure to the benefit of the heirs, successors and assigns of the parties. Employee may not assign his interest in this Agreement or any part hereof and any attempt of assignment contrary to this provision shall be void.

         17. Entire Agreement; Amendment. This Agreement constitutes the entire Agreement between Employer and Employee with respect to the matters covered herein and supersedes all prior or contemporaneous agreements, negotiations, representations or discussions with respect to such subject matters. No amendment to this Agreement shall be effective unless reduced to writing and executed by Employer and by Employee.

         18. Waiver. The waiver by either Employee or Employer of any breach or failure to enforce any of the terms and conditions of this Agreement at any time shall not in any way affect, limit or waive either party's rights thereafter to enforce and compel strict compliance with every term and condition of this Agreement.

         19. Governing Law. This Agreement shall be governed by and interpreted under and in accordance with the laws of the State of Washington.





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         20.              Attorneys' Fees.  In the event of a lawsuit between
the parties, the prevailing party shall be entitled to an award of its reasonable attorneys' fees, in addition to any other amounts to which it may be entitled.

         21. Captions. The paragraph captions in this Agreement are for convenience of reference only and do not define or limit the scope of this Agreement or any part thereof and shall not be considered in any interpretation of this Agreement.

         IN WITNESS WHEREOF, Employer and Employee have signed this Agreement on the day and year first above written.

         Employer:                          Employee:

         MULTICOM PUBLISHING, INC.


         By:
             ------------------------       ----------------------------
             Tamara L. Attard, its          Patricia E. Hart
             Chairman and CEO